Press Release

Spirit Realty Capital, Inc. Announces
First Quarter 2017 Financial and Operating Results
- Updates 2017 Guidance -
- Accelerates Conference Call to May 3, 2017 at 5:00 PM Eastern -

Dallas, TX - May 3, 2017 - Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net lease real estate investment trust (REIT) that primarily invests in single-tenant, operationally essential real estate, today released its financial and operating results for the three months ended March 31, 2017.

FIRST QUARTER 2017 HIGHLIGHTS
•Generated Net Income of $0.03 per share and AFFO of $0.20 per share.

•	Sold 3 Shopko stores for $21.0 million in gross proceeds resulting in Shopko concentration now at 8.1% compared to 9.1% at March 31, 2016.

•	Since the end of the first quarter, sold an additional 5 Shopko stores for $25.5 million in gross proceeds.

•	Acquired 26 properties for $147.9 million and disposed of 57 properties for $172.6 million, including 39 vacant and non-income producing properties for $79.9 million.
•Extinguished $49.2 million of high coupon secured debt with a 5.69% weighted average interest rate.

•	Spirit's corporate liquidity currently stands at $741 million, including availability under its unsecured line of credit and cash available for investment.
CEO COMMENTS
Thomas H. Nolan, Jr., Chairman and Chief Executive Officer stated, “Over the past few years the Company has significantly strengthened its balance sheet, improved its access to the capital markets and enhanced its portfolio quality through non-core asset dispositions and targeted acquisitions. Despite our proactive portfolio management, a confluence of issues impacted a number of our credit watch list tenants in the first quarter resulting in an abnormally high credit loss. Furthermore, given the record number of bankruptcies in consumer and retail related companies thus far in 2017, and given that Shopko is our largest tenant, we are adjusting our outlook and approach for the balance of the year, including significantly reducing our acquisition activity. These issues notwithstanding, we remain confident that the Company's portfolio remains financially strong." Mr. Nolan continued, "As we look ahead, we remain committed to supporting vigilant balance sheet management, along with disciplined capital allocation that focuses on investing in proven industries and e-commerce resistant asset classes."

FINANCIAL RESULTS
Total revenues were $165.4 million for the three months ended March 31, 2017, compared to $168.4 million for the same period a year ago.
Net income attributable to common stockholders was $12.8 million, or $0.03 per diluted share, for the three months ended March 31, 2017, compared to $23.1 million, or $0.05 per diluted share, for the same period a year ago.
FFO per diluted share was $0.20 for the periods ended March 31, 2017 and 2016, respectively.
AFFO was $98.0 million for the three months ended March 31, 2017, compared to $97.9 million for the same period a year ago. AFFO per diluted share was $0.20 for the three months ended March 31, 2017, compared to $0.22 for the same period a year ago.
Declared a quarterly cash dividend of $0.18 per share, which equates to an annualized dividend of $0.72 per share. The quarterly dividend was paid on April 14, 2017 to stockholders of record as of March 31, 2017.
PORTFOLIO HIGHLIGHTS
During the three months ended March 31, 2017, Spirit invested $147.9 million in 26 properties, including revenue producing capital expenditures. These investments include 15 transactions, earn an initial weighted average cash yield of approximately 7.13% and have an average lease term of 14.1 years. Of the $147.9 million invested, 64.6% represent transactions with existing customers and are leased to 14 different tenants in 11 different industries.
During the three months ended March 31, 2017, the Company sold 57 properties for $172.6 million in gross proceeds, including the sale of 18 income producing properties for $92.7 million, with a weighted average capitalization rate of 7.88%. The remaining 39 properties were vacant and non-income producing properties and were sold for $79.9 million.
During the three months ended March 31, 2017, Spirit continued to reduce the concentration of its largest tenant, Shopko. As of March 31, 2017, Spirit had reduced its Shopko concentration to 8.1% of Normalized Rental Revenue, compared to 9.1% of Normalized Revenue at March 31, 2016. From January 2016 through March 31, 2017, the Company sold 17 Shopko stores for $99.8 million in gross proceeds.
As of March 31, 2017, Spirit's diversified real estate portfolio remained essentially fully occupied at 97.7% and was comprised of 2,514 owned properties, which had a weighted average remaining lease term of 10.6 years, of which 57 were vacant. During the first quarter, Spirit renewed 15 of 17 expiring leases, recapturing 102.5% of the expiring rent.
BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	Adjusted Debt to Annualized Adjusted EBITDA was 6.5x as of March 31, 2017, compared to 6.8x at March 31, 2016.

•	Extinguished $49.2 million of secured debt with a weighted average interest rate of 5.69%.

•	Unencumbered assets totaled $4.9 billion at March 31, 2017, compared to $3.3 billion at March 31, 2016, representing approximately 60% and 41% of Spirit's total real estate investments, respectively.

•	As of May 3, 2017, Spirit had approximately $8 million in cash and cash equivalents on its balance sheet and had drawn $109 million under its $800 million unsecured line of credit.

•	As of May 3, 2017, Spirit had additional funds available for acquisitions of approximately $42 million in its 1031 Exchange and Spirit Master Trust Program release accounts.

•	As of May 3, 2017, total liquidity was approximately $741 million including cash balances available to fund investments and availability under our unsecured line of credit .

Definitions for FFO and AFFO (as well as a reconciliation of these measures to net income attributable to common stockholders) and certain other defined terms can be found in the supplemental financial and operating report posted on Spirit's website along with this release.
SHARE REPURCHASE PROGRAM
In February 2016, Spirit's Board of Directors authorized a share repurchase program, under which the Company may repurchase up to $200 million of its outstanding common stock. These purchases can be made in the open market or through private transactions from time to time over the 18 month period following authorization, depending on prevailing market conditions and applicable legal and regulatory requirements. Purchase activity will be dependent on various factors, including the Company's capital position, operating results, funds generated by asset sales, dividends that may be required by those sales and investment options that may be available, including acquiring new properties or retiring debt. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended at any time at the Company's discretion. As of May 3, 2017, no purchases have been made.
2017 GUIDANCE
The Company is updating its 2017 AFFO per share guidance from that presented in November of 2016. The change is a result of two primary factors: first, increased credit losses, and second, the Company withdrawing its prior $250 million net acquisition target. The Company believes that given the high number of retail and consumer industry related bankruptcies relative to recent years, and the fact that the Company's largest tenant is a general merchandise retailer, it is not prudent to increase leverage in order to meet its previous net acquisition target. Based on these expectations, the Company currently anticipates 2017 AFFO per share to range from $0.80 to $0.84 per share.
AFFO per share is sensitive to the timing and amount of real estate and capital markets activities during the year, as well as to the spread achieved between the lease rates on new acquisitions and the interest rates on borrowings used to finance those acquisitions.
The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains on debt extinguishment, impairments and other items that are outside the control of the Company.
REVISED EARNINGS WEBCAST AND CONFERENCE CALL TIME
The Company's first quarter 2017 earnings conference call is now scheduled for Wednesday, May 3, 2017 at 5:00 p.m. Eastern Time. Interested parties can listen to the call via the following:

Internet:
The webcast link, as well as the dial-in information and other pertinent details relating to the earnings conference call can be located on the investor relations page of the Company's website at www.spiritrealty.com.

Phone:	(888) 349-0136 (Domestic) / (412) 542-4152 (International) / (855) 669-9657 (Canada)
No access code required.

Replay:	Available through May 17, 2017 with access code 10105040
(877) 344-7529 (Domestic) / (412) 317-0088 (International) / (855) 669-9658 (Canada)
SUPPLEMENTAL PACKAGE
A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, has been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our shareholders.
As of March 31, 2017, our diversified portfolio was comprised of 2,588 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 53 million square feet, are leased to approximately 431 tenants across 49 states and 30 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR CONTACT
Pierre Revol - Vice President, Investor Relations
(972) 476-1403
prevol@spiritrealty.com
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rentals	$159,220	$161,819
Interest income on loans receivable	892	1,659
Earned income from direct financing leases	612	724
Tenant reimbursement income	3,965	3,824
Other income	733	331
Total revenues	165,422	168,357
Expenses:
General and administrative	13,418	11,649
Restructuring charges	—	649
Property costs	9,051	7,327
Real estate acquisition costs	153	57
Interest	46,623	53,017
Depreciation and amortization	64,994	64,664
Impairments	34,376	12,618
Total expenses	168,615	149,981
(Loss) income before other expense and income tax expense	(3,193)	18,376
Other expense:
Loss on debt extinguishment	(30)	(5,341)
Total other expense	(30)	(5,341)
(Loss) income before income tax expense	(3,223)	13,035
Income tax expense	(165)	(81)
(Loss) income before gain on disposition of assets	(3,388)	12,954
Gain on disposition of assets	16,217	10,146
Net income attributable to common stockholders	$12,829	$23,100

Net income per share attributable to common stockholders—basic	$0.03	$0.05
Net income per share attributable to common stockholders—diluted	$0.03	$0.05

Weighted average shares of common stock outstanding:
Basic	482,607,198	441,365,927
Diluted	482,609,096	441,368,407
Dividends declared per common share issued	$0.1800	$0.1750

SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	March 31, 2017	December 31, 2016

Assets
Investments:
Real estate investments:
Land and improvements	$2,665,959	$2,704,010
Buildings and improvements	4,779,465	4,775,221
Total real estate investments	7,445,424	7,479,231
Less: accumulated depreciation	(966,361)	(940,005)
	6,479,063	6,539,226
Loans receivable, net	67,880	66,578
Intangible lease assets, net	459,799	470,276
Real estate assets under direct financing leases, net	27,386	36,005
Real estate assets held for sale, net	130,706	160,570
Net investments	7,164,834	7,272,655
Cash and cash equivalents	9,309	10,059
Deferred costs and other assets, net	160,313	140,917
Goodwill	254,340	254,340
Total assets	$7,588,796	$7,677,971
Liabilities and stockholders’ equity
Liabilities:
2015 Credit Facility	$129,000	$86,000
Term Loan, net	418,672	418,471
Senior Unsecured Notes, net	295,169	295,112
Mortgages and notes payable, net	2,109,117	2,162,403
Convertible Notes, net	705,899	702,642
Total debt, net	3,657,857	3,664,628
Intangible lease liabilities, net	175,261	182,320
Accounts payable, accrued expenses and other liabilities	146,836	148,915
Total liabilities	3,979,954	3,995,863
Commitments and contingencies (see Note 7)
Stockholders’ equity:
Common stock, $0.01 par value, 750,000,000 shares authorized: 484,026,824 and 483,624,120 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	4,840	4,836
Capital in excess of par value	5,179,327	5,177,086
Accumulated deficit	(1,575,325)	(1,499,814)
Accumulated other comprehensive income	—	—
Total stockholders’ equity	3,608,842	3,682,108
Total liabilities and stockholders’ equity	$7,588,796	$7,677,971

SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)

FFO and AFFO

	Three Months Ended March 31,
	2017	2016

Net income attributable to common stockholders	$12,829	$23,100
Add/(less):
Portfolio depreciation and amortization	64,857	64,571
Portfolio impairments	34,376	12,938
Realized gains on sales of real estate	(16,217)	(10,146)
Total adjustments to net income	83,016	67,363

FFO	$95,845	$90,463
Add/(less):
Loss on debt extinguishment	30	5,341
Restructuring charges	—	649
Other costs included in general and administrative associated with headquarters relocation	—	812
Real estate acquisition costs	153	57
Non-cash interest expense	5,461	2,956
Accrued interest and fees on defaulted loans	674	1,855
Non-cash revenues, net	(6,390)	(6,587)
Non-cash compensation expense	2,246	2,305
Total adjustments to FFO	2,174	7,388

AFFO	$98,019	$97,851

Dividends declared to common stockholders	$87,122	$77,601
Dividends declared as a percent of AFFO	89%	79%
Net income per share of common stock
Basic (1)	$0.03	$0.05
Diluted (1)	$0.03	$0.05
FFO per share of common stock
Diluted (1)	$0.20	$0.20
AFFO per share of common stock
Diluted (1)	$0.20	$0.22
Weighted average shares of common stock outstanding:
Basic	482,607,198	441,365,927
Diluted	482,609,096	441,368,407

(1) For the three months ended March 31, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.2 million and $0.1 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.